SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 7, 2003
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.
(Exact name of Registrant as specified in its charter)

Cayman Islands, B.W.I. (State of incorporation or organization)	0-25248 (Commission File No.)	Not Applicable (IRS Employer Identification No.)

Trafalgar Place, West Bay Road
P.O. Box 1114 GT
Grand Cayman, Cayman Islands, B.W.I.
(Address of principal executive offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

SIGNATURE
SHARE SALE AGREEMENT DATED 10/4/02
AGREEMENT TO AMEND SHARE SALE AGREEMENT 11/29/02
SECOND AGREEMENT TO AMEND SHARE & SALE AGREEMENT
THIRD AGREEMENT TO AMEND SHARE & SALE AGREEMENT
SHARE SALE AGREEMENT 10/04/02
AGREEMENT TO AMEND SHARE SALE AGREEMENT 11/29/02
SECOND AGREEMENT TO AMEND SHARE SALE AGREEMENT
THIRD AGREEMENT TO AMEND SHARE SALE AGREEMENT
AGREEMENT DATED 10/08/02 WITH SAGE WATER HOLDINGS
AMENDING AGREEMENT 11/15/02 SAGE WATER HOLDINGS
SECOND AMENDING AGREEMENT DATED 12/18/02
THIRD AMENDING AGREEMENT DATED 1/28/03
SHARE SALE AGREEMENT 2/7/03
SHARE SALE AGREEMENT DATED 12/16/02
REGISTRATION RIGHTS AGREEMENT DATED 2/7/03
LOAN AGREEMENT 2/7/03
PRESS RELEASE

Item 2.      Acquisition or Disposition of Assets

     On February 7, 2003, the Company completed several transactions that will enable it to expand its operations to the British Virgin Islands and Barbados, while increasing its presence in the Bahamas and the Cayman Islands. Specifically, the Company has acquired equity and other interests in four companies providing potable water services in Tortola, British Virgin Islands, Barbados, the Bahamas and the Cayman Islands and a fifth company providing management and engineering services to these companies, for an aggregate of approximately $25.5 million (subject to post-closing adjustment) and 185,714 of the Company’s ordinary shares, which the Company is required to register for resale (collectively, the “Acquisitions”). The Company’s new wholly-owned subsidiary, DesalCo Limited, has also entered into an agreement to sell 100% of the non-voting stock of Ocean Conversion (BVI) Ltd., a company providing potable water services in the British Virgin Islands, to Sage Water Holdings (BVI) Ltd for $2.1 million in cash (the “Sage Sale”). The Company and Sage Water Holdings (BVI) Ltd. have not yet agreed on a date for closing of the Sage Sale. In addition to these transactions, the Company has also entered into an agreement to acquire a 13.5% interest in Waterfields Company Limited, a company providing potable water services in Nassau, the Bahamas (the “Waterfields Acquisition”). As part of the Waterfields Acquisition, the Company has conducted a tender offer outside the United States and has agreed to purchase an additional 64.7% of the remaining shares of Waterfields for approximately BAH$6.7 million or U.S.$6.7 million. Although the Company expects to complete the Waterfields Acquisition in March 2003, there is no assurance that the Waterfields Acquisition will be consummated because it is contingent upon the receipt of certain governmental approvals and satisfaction of certain closing conditions.

     The Company financed the Acquisitions and will finance the Waterfields Acquisition with the proceeds from loan facilities from Scotiabank (Cayman Islands) Ltd. The facilities consist of a $2 million revolving line of credit, a $20 million seven-year term loan and a $17.1 million six month term loan. The revolving line of credit bears interest at a floating base rate as established by Cayman Islands Class A licensed bank from time to time and the term loans bear interest at an annually adjusted floating rate of LIBOR plus 1.5% to 3.0% depending the ratio of the Company’s consolidated debt to consolidated earnings before interest and depreciation. The borrowings under the bank facilities are payable on demand and in the event of a default. Management intends to replace a portion of the bank financing in the future with debt, equity or hybrid financing. The Company presently does not have any agreements for such financing.

     The following is a summary of the terms of each of the Acquisitions, the Waterfields Acquisition and the Sage Sale. This summary is qualified in its entirety by reference to each of the agreements attached hereto as Exhibits 2.1 through 2.15 and Exhibit 10.1, which are incorporated herein by reference.

DesalCo Limited – Bermuda

     The Company has acquired all of the issued and outstanding stock of DesalCo Limited, a Cayman Islands company, operating in Bermuda, for approximately $11.4 million (subject to post-closing adjustment) from William and Margaret Andrews. DesalCo Limited provides management and engineering services to Ocean Conversion (Cayman) Limited and Ocean Conversion (BVI) Ltd. Such services include all management support, including accounting, financial reporting, audit coordination, personnel management, plant management and maintenance. DesalCo Limited also provides engineering services to Waterfields

Company Limited. In addition to these management and engineering services, DesalCo Limited also owns 100% of the non-voting stock of Ocean Conversion (Cayman) Limited and Ocean Conversion (BVI) Ltd. as well as 12.7% of the voting stock of Waterfields Company Limited. DesalCo Limited also owns all of the issued and outstanding stock of DesalCo (Barbados) Ltd., a Barbados company, which operates a desalination plant for and sells desalinated water to Sandy Lane Properties Ltd. in St. James, Barbados. Under the terms of the operating agreement between Sandy Lane Properties Ltd. and DesalCo Limited, DesalCo Limited provides management, engineering, purchasing and other services for a fixed monthly fee and receives a share of the revenues generated by the desalination plant. DesalCo Limited has assigned its rights under this agreement to its wholly-owned subsidiary, DesalCo (Barbados) Ltd.

     In addition, DesalCo Limited is the exclusive distributor in the Caribbean basin for the DWEER™ system produced by DWEER Technology Limited for use in reverse osmosis seawater desalination plants. As a result of the DesalCo transaction, the Company owns 100% of DesalCo, which is the exclusive distributor of the DWEER™ system in the Caribbean basin for seven years. The DWEER™ distributorship agreement may only be terminated by DWEER Technology Limited for cause, and may be terminated by DesalCo at any time upon three months notice.

Ocean Conversion (Cayman) Limited – Cayman Islands
Ocean Conversion (BVI) Ltd. – British Virgin Islands

     The Company has acquired all of the voting stock and certain profit sharing rights relating to Ocean Conversion (Cayman) Limited, a Cayman Islands company, certain profit sharing rights relating to Ocean Conversion (BVI) Ltd., a British Virgin Islands Company and the Company’s new wholly-owned subsidiary, DesalCo Limited, has acquired 50% of the issued and outstanding voting stock of Ocean Conversion (BVI) Ltd., from North-American Mortgage and Finance Corporation and Transcontinental Finance Corporation Ltd., for approximately $14.1 million (subject to post-closing adjustment) and 185,714 of the Company’s ordinary shares.

     Ocean Conversion (Cayman) Limited sells desalinated water under various licenses and agreements to the Water Authority-Cayman, which in turn distributes the water to customers outside our exclusive licensed area via pipeline. All of the non-voting stock of Ocean Conversion (Cayman) Limited is owned by DesalCo Limited and was acquired by the Company in the DesalCo transaction as previously discussed. As a result of these two transactions, the Company owns 100% of the voting and non-voting stock of Ocean Conversion (Cayman) Limited.

     Ocean Conversion (BVI) Ltd. sells desalinated seawater on the island of Tortola to the Water and Sewage Department of the British Virgin Islands, which in turn distributes the water to customers via pipeline. All of the non-voting stock of Ocean Conversion (BVI) Limited is owned by DesalCo Limited and was acquired by the Company in the DesalCo transaction as previously discussed. As a condition to completion of the Ocean Conversion (BVI) Ltd. acquisition, the Company surrendered to Ocean Conversion (BVI) Ltd. 18.2% of the profit sharing rights that the Company acquired from Transcontinental Finance Corporation Ltd. and North- American Mortgage & Finance Corporation in return for the issuance to DesalCo Limited of an additional 45,000 non-voting shares by Ocean Conversion (BVI) Ltd. DesalCo has entered into an agreement to sell these 45,000 shares of non-voting stock and all of its previously acquired shares of non-voting stock to the remaining shareholder, Sage Water Holdings (BVI) Ltd., for approximately $2.1 million in cash. The Company’s new wholly-owned subsidiary, DesalCo Limited, currently shares equal control of the voting stock of Ocean Conversion (BVI) Ltd. with Sage Water Holdings (BVI) Ltd., and Sage Water Holdings (BVI) Ltd. will own all of the shares of non-voting stock of Ocean Conversion (BVI) Ltd. on completion of the Sage Sale. The Company and Sage Water Holdings (BVI) Ltd. share equally in the profit sharing rights of Ocean Conversion (BVI) Ltd.

Waterfields Company Limited—The Bahamas

     The Company entered into an agreement with Bacardi & Co. Ltd. to acquire approximately 13.5% of the issued and outstanding stock of Waterfields Company Limited, a company incorporated under the laws of the Bahamas, and the assignment to the Company of the management services agreement between Waterfields Company Limited and Bacardi & Co. Ltd. for approximately BAH$1.4 million or U.S. $1.4 million. Waterfields Company Limited owns and operates a reverse osmosis seawater desalination plant and sells desalinated seawater on a take or pay basis to the Water and Sewerage Corporation of the Bahamas. In connection with the Company’s acquisition of DesalCo Limited, the Company acquired control over an additional 12.7% of the issued and outstanding stock of Waterfields currently owned by DesalCo as well as the engineering service agreement between Waterfields and DesalCo. As a closing condition to the Waterfields Acquisition and in order to own at least 51% of the outstanding shares of Waterfields, the Company has conducted a tender offer outside the United States to the remaining shareholders of Waterfields. The Company’s offer to purchase the remaining outstanding shares of Waterfields closed on January 31, 2002. As a result of the tender offer, the Company agreed to purchase an additional 64.7% of the remaining shares of Waterfields for approximately BAH$6.7 million or U.S.$6.7 million. Upon closing of the tender offer and the agreement with Bacardi & Co. Ltd, the Company will hold approximately 91% of the outstanding shares of Waterfields.

Safe Harbor

     This report contains forward-looking information including statements about the Acquisitions, the Sage Sale and the Waterfields Acquisition. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements, including the risk that the conditions to the Waterfields Acquisition and/or the Sage Sale will not be satisfied and either the Waterfields Acquisition or the Sage Sale, or both, will not be completed. Other factors associated with the Company’s business that may affect its operations are discussed in its Annual Report on Form 10-K filed on March 29, 2002 and the Company’s other filings with the Securities and Exchange Commission.

Item 7.      Financial Statements, Pro Forma Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Financial Statements relating to the acquisitions described in this Form 8-K and required pursuant to Rule 3-05 of Regulation S-X are not included herein but will be filed by an amendment to this Form 8-K within sixty (60) days from February 24, 2003.

(b) Pro Forma Financial Information.

Pro forma financial information relating to the acquisitions described in this Form 8-K and required pursuant to Article 11 of Regulation S-X is not included herein but will be filed by an amendment to this Form 8-K within sixty (60) days from February 24, 2003.

(c) Exhibits.

Exhibit No.      Description

2.1	Share Sale Agreement dated October 4, 2002 between the Company and William T. Andrews and Margaret D. Andrews (The schedules to this agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “1933 Act”). Upon the request of the Securities and Exchange Commission (the “SEC”), the Company shall supplementally furnish to the SEC a copy of such omitted schedules).
2.2	Agreement to Amend Share Sale Agreement dated November 29, 2002 between the Company and William T. Andrews and Margaret D. Andrews
2.3	Second Agreement to Amend Share Sale Agreement dated December 30, 2002 between the Company and William T. Andrews and Margaret D. Andrews
2.4	Third Agreement to Amend Share Sale Agreement dated January 31, 2003 between the Company and William T. Andrews and Margaret D. Andrews
2.5	Share Sale Agreement dated October 4, 2002 among the Company, North-American Mortgage & Finance Corporation and Transcontinental Finance Corporation Limited (The schedules to this agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated under the 1933 Act. Upon the request of the SEC, the Company shall supplementally furnish to the SEC a copy of such omitted schedules)
2.6	Agreement to Amend Share Sale Agreement dated November 29, 2002 among the Company, North-American Mortgage & Finance Corporation and Transcontinental Finance Corporation Limited
2.7	Second Agreement to Amend Share Sale Agreement dated December 30, 2002 among the Company, North-American Mortgage & Finance Corporation and Transcontinental Finance Corporation Limited
2.8	Third Agreement to Amend Share Sale Agreement dated January 31, 2003 among the Company, North-American Mortgage & Finance Corporation and Transcontinental Finance Corporation Limited

2.9	Agreement dated October 8, 2002 between the Company and Sage Water Holdings (BVI) Ltd. (The schedules to this agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated under the 1933 Act. Upon the request of the SEC, the Company shall supplementally furnish to the SEC a copy of such omitted schedules)
2.10	Amending Agreement dated November 15, 2002 between the Company and Sage Water Holdings (BVI) Ltd.
2.11	Second Amending Agreement dated December 18, 2002 between the Company and Sage Water Holdings (BVI) Ltd.
2.12	Third Amending Agreement dated January 28, 2003 between the Company and Sage Water Holdings (BVI) Ltd.
2.13	Share Sale Agreement dated February 7, 2003 between Sage Water Holdings (BVI) Ltd. and DesalCo Limited
2.14	Share Sale Agreement dated December 16, 2002 between the Company and Bacardi & Co. Ltd. (The schedules to this agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated under the 1933 Act. Upon the request of the SEC, the Company shall supplementally furnish to the SEC a copy of such omitted schedules)
2.15	Registration Rights Agreement dated February 7, 2003 between the Company and North-American Mortgage & Finance Corporation
10.1	Loan Agreement dated February 7, 2003 between Scotiabank (Cayman Islands) Ltd. and Consolidated Water Co. Ltd.
99.1	Press Release, dated February 10, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By: /s/ Frederick W. McTaggart Name: Frederick W. McTaggart Title: President

Date: February 13, 2003